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                       SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549
                          ___________________________

                                    FORM 8-K

                                 CURRENT REPORT

          PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

            Date of Report (Date of earliest event reported): FEBRUARY 10, 1997
                                      (JANUARY 27, 1997)

                          ___________________________


                           KCD HOLDINGS INCORPORATED
             (Exact name of registrant as specified in its charter)

                          ___________________________


         NEVADA                          33-06827LA            95-4029439
(State or other jurisdiction             (Commission         (I.R.S. Employer
of incorporation or organization)        File Number)        Identification No.)

                          ___________________________

                         2835 TOWNSGATE ROAD, SUITE 110
                       WESTLAKE VILLAGE, CALIFORNIA 91361
              (Address of principal executive offices) (Zip Code)

                          ___________________________

                                 (805) 494-6687
                        (Registrant's telephone number,
                              including area code)
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                    INFORMATION TO BE INCLUDED IN THE REPORT


ITEM 9.  SALES OF EQUITY SECURITIES PURSUANT TO REGULATION S.

         (a) On January 27, 1997 KCD Holdings Incorporated (the "Company") sold 375 shares of its Series A Convertible Preferred Stock, par value $1,000 per share (the "Series A Shares"). On February 5, 1997 the Company sold 375 Series A Shares.

         (b) The Series A Shares were sold to two "accredited investors" as that term is defined in Rule 501 of Regulation D promulgated under the Securities Act of 1933, as amended (the "Securities Act"). Net Financial International, Ltd. acted as a placement agent in connection with the placement of the Series A Shares.

         (c) The Company received gross offering proceeds of $750,000 from the sale of the Series A Shares and paid placement and finders fees in the aggregate amount of 15% of the gross offering proceeds.

         (d) The Company relied on the exemption from the registration provisions of Section 5 of the Securities Act contained in Regulation S for the sale of the Series A Shares. The Series A Shares were sold in an "offshore transaction" to non "U.S. persons" (as defined in Regulation S), and the certificates representing the Series A Shares contain an appropriate restrictive legend to comply with the "restricted period" (as defined in Regulation S).

         (e) The Series A Shares are convertible into the Company's common stock, $.002 par value, in phases following the date of issuance (the "Closing Date"). The Series A Shares are entitled to a 6% cumulative dividend payable in common stock at the time of conversion and all of the Series A Shares are subject to a mandatory 12 month conversion feature. One-third of the Series A Shares are convertible into common stock at any time 45 days after the Closing Date; an additional one-third (two-thirds cumulatively) are convertible into common stock at any time 60 days after the Closing Date; and an additional one-third (the entire amount cumulatively) are convertible into common stock at any time 75 days after the Closing Date. The number of common shares issuable upon conversion of the Series A Shares equals the par value of the Series A Shares plus accrued dividends through the date of conversion divided by the lesser of (I) 70% of the "Market Price" (the 5 day average closing bid for the common stock for the 5 business days immediately preceding the conversion date); or (ii) 100% of the 5 day average closing bid for the common stock for the 5 business days immediately preceding the Closing Date. Provided, that, for any conversions of the Series A Shares occurring after the 89th day following the Closing Date the conversion rate will be the lesser of (I) 65% of the Market Price; or (ii) 100% of the 5 day average closing bid for the common stock for the 5 business days immediately preceding the Closing Date.





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                                   SIGNATURES

         Pursuant to the requirement of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                              KCD Holdings Incorporated



Date: February 10, 1997                       By:   /s/ Wellington Ewen
                                                     --------------------------
                                                     Wellington Ewen, President









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